                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            ALATENN RESOURCES, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          --------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:
          --------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          -----------------------------------------------

     (5)  Total fee paid:
          --------------

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
          ----------------------

     (2)  Form, Schedule or Registration Statement No.:
          --------------------------------------------

     (3)  Filing Party:
          ------------

     (4)  Date Filed:
          ----------

                        [ALATENN RESOURCES LETTERHEAD]

                                 April 1, 1996

Dear Shareholder:

     You are cordially invited to attend the 1996 annual meeting of shareholders of AlaTenn Resources, Inc., which will be held at the offices of the Company, 100 East Second Street, Sheffield, Alabama on Monday, May 6, 1996 at 10:00 a.m., Central Time. A notice of the annual meeting and the Company's proxy statement, together with a proxy card, accompany this letter.

     At the annual meeting, shareholders will be asked to elect three directors, each to serve for a term of three years, to consider and vote upon a proposal to amend the Company's Articles of Incorporation to change the name of the Company to "ATRION Corporation" and to ratify the Board of Directors' appointment of Arthur Andersen LLP as independent accountants. These matters are described in detail in the accompanying material.

     We hope that you will attend the meeting in person. However, whether or not you plan to be personally present, we urge you to read the accompanying proxy statement carefully and then complete, date and sign the enclosed proxy card and return it promptly in the envelope provided herewith. This will ensure representation of your shares if you are unable to attend the meeting.

                                           Sincerely,

                                           /s/ Jerry A. Howard

                                           Jerry A. Howard

                            ALATENN RESOURCES, INC.
                              POST OFFICE BOX 918
                            FLORENCE, ALABAMA 35631

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of AlaTenn Resources, Inc.:

     Notice is hereby given that the annual meeting of shareholders of AlaTenn Resources, Inc. (the "Company") will be held at the offices of the Company, 100 East Second Street, Sheffield, Alabama on Monday, May 6, 1996 at 10:00 a.m., Central Time, for the following purposes:

     1. To elect three directors.

     2. To consider and vote upon a proposal to amend the Company's Articles of Incorporation to change the name of the Company to "ATRION Corporation."

     3. To ratify the Board of Directors' appointment of Arthur Andersen LLP as independent accountants to audit the Company's financial statements for the year 1996.

     4. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 15, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and at any adjournment thereof.

                                           By Order of the Board of Directors


                                           George G. Petty
                                           Vice President -- Finance,
                                             Chief Financial Officer and
                                             Secretary-Treasurer

April 1, 1996

                                   IMPORTANT

     YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED HEREWITH. IF YOU ATTEND THE MEETING, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                            ALATENN RESOURCES, INC.
                              POST OFFICE BOX 918
                            FLORENCE, ALABAMA 35631

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 6, 1996

                              GENERAL INFORMATION

     This proxy statement is being furnished to the shareholders of AlaTenn Resources, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the annual meeting of shareholders to be held at the offices of the Company, 100 East Second Street, Sheffield, Alabama on Monday, May 6, 1996 at 10:00 a.m., Central Time, and at any adjournment of such meeting. This proxy statement and the accompanying form of proxy are being first sent or given to shareholders on or about April 1, 1996. The 1995 Annual Report of the Company is being mailed to shareholders with this proxy statement.

PURPOSE OF THE MEETING

     At the annual meeting, the Company's shareholders will consider and vote upon the election of three directors, a proposal to amend the Company's Articles of Incorporation to change the name of the Company and a proposal to ratify the Board of Directors' appointment of Arthur Andersen LLP as independent accountants to audit the Company's financial statements for the year 1996.

VOTING SECURITIES AND RECORD DATE

     At the close of business on March 15, 1996, which has been fixed as the record date for the annual meeting, the Company had outstanding 2,120,084 common shares, the only voting securities of the Company. Holders of record of common shares outstanding on the record date will be entitled to one vote for each share held of record on that date upon each matter presented to the shareholders to be voted upon at the meeting. The presence, in person or by proxy, of the holders of a majority of the common shares outstanding on the record date is necessary to constitute a quorum at the annual meeting.

     Common shares of the Company represented by properly executed proxies received in time for the annual meeting, unless previously revoked, will be voted at the annual meeting as specified by the shareholders on the proxies. If no such specification is made, shares represented by such proxies will be voted for the election as directors of the three nominees listed below, for approval of the proposed amendment to the Company's Articles of Incorporation and for ratification of the Board of Directors' appointment of Arthur Andersen LLP to audit the Company's financial statements for the year 1996. A proxy may be revoked by giving notice to the Company in writing prior to its use. Abstentions and broker non-votes will be counted as present or represented at the annual meeting for the purpose of determining whether a quorum exists. However, abstentions and broker non-votes with respect to any matter voted upon at the annual meeting will be treated as shares not voting for the purpose of determining whether the requisite vote has been obtained.

SOLICITATION OF PROXIES

     The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone by the directors, officers and employees of the Company without additional compensation. Brokerage firms, nominees, fiduciaries and other custodians will be requested to forward, at the Company's expense, soliciting materials to the beneficial owners of the common shares of the Company held in their names or in those of their nominees.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes: Class I, Class II and Class III. Three Class I directors are to be elected at the annual meeting to serve until the annual meeting of shareholders to be held in 1999 and until the election and qualification of their respective successors in office. Each of the three nominees for election as a Class I director currently is a member of the Board of Directors. Two of those nominees, Emile A. Battat and J. Kenneth Smith, were previously elected by the shareholders. The third nominee, John H. P. Maley, was elected by the Board of Directors in February 1996 to fill a vacancy in the Board of Directors. To be elected as a director, each nominee must receive a majority of the votes cast by the holders of the common shares entitled to vote at the meeting with respect to such election, provided that a quorum is present at the time the vote is taken. Abstentions and broker non-votes will have no impact on the outcome of the vote. If any of the nominees listed below, each of whom has indicated his willingness to serve as a director if elected, is unable or declines to serve, the Board of Directors will name a substitute nominee, in which event, pursuant to the accompanying proxy, votes will be cast for such substitute nominee.

     The following information is furnished with respect to each nominee for election as a director and each director whose term will continue after the annual meeting.

   NAME, AGE, SERVICE AS A DIRECTOR OF THE COMPANY (A), PRINCIPAL OCCUPATION,
       POSITIONS AND OFFICES, OTHER DIRECTORSHIPS AND BUSINESS EXPERIENCE
- --------------------------------------------------------------------------------

NOMINEES FOR ELECTION AS DIRECTORS

                         Class I -- Term Ending in 1999

EMILE A. BATTAT

  Mr. Battat, age 58, has been a director of the Company since 1987. Mr. Battat is President and Chief Executive Officer of Piedmont Enterprises, Inc., a consulting firm, and has served in such position since March 1994. Mr. Battat served as the President and Chief Executive Officer of Minemet, Inc., a company engaged in international trade, from August 1978 until February 1994. He is a director of Advanced Oxygen Technologies, Inc.

JOHN H. P. MALEY

  Mr. Maley, age 60, has been a director of the Company since February 1996. Mr. Maley has been a consultant since January 1995. From 1976 to December 1994 he was Chairman and Chief Executive Officer of Chattanooga Group, Inc., a manufacturer of physical therapy equipment.

J. KENNETH SMITH

  Mr. Smith, age 68, has been a director of the Company since 1982. Preceding his retirement in 1986, Mr. Smith was the Director -- Government Relations of Oryx Energy Company, a company engaged in oil and gas production.

DIRECTORS CONTINUING IN OFFICE

                        Class II -- Term Ending in 1997

RICHARD O. JACOBSON

  Mr. Jacobson, age 59, has been a director of the Company since 1992. Mr. Jacobson is President and Chief Executive Officer of Jacobson Warehouse Company, Inc., a company engaged in public warehousing and distribution, and has served in such capacities for 28 years. He is a director of Allied Group, Inc., FelCor Suite Hotels Inc. and Heartland Express, Inc.

   NAME, AGE, SERVICE AS A DIRECTOR OF THE COMPANY (A), PRINCIPAL OCCUPATION,
       POSITIONS AND OFFICES, OTHER DIRECTORSHIPS AND BUSINESS EXPERIENCE
- --------------------------------------------------------------------------------

JEROME J. MCGRATH

  Mr. McGrath, age 73, has been a director of the Company since 1988. Mr. McGrath is Of Counsel to the law firm of Gallagher, Boland, Meiburger & Brosnan and has held such position since January 1988. From January 1978 through December 1987, Mr. McGrath served as President of the Interstate Natural Gas Association of America.

HUGH J. MORGAN, JR.

  Mr. Morgan, age 67, has been a director of the Company since 1988. Mr. Morgan is Chairman of the Board of National Bank of Commerce of Birmingham and has served in such position since February 1990. From May 1987 to February 1990, he was Vice Chairman of the Board of said bank. Mr. Morgan was employed for many years by Sonat Inc., a diversified energy holding company, or by Southern Natural Gas Company, a natural gas pipeline company and a wholly owned subsidiary of Sonat Inc., and immediately prior to his retirement in 1987 served as Vice Chairman of the Board of Sonat Inc. and as Chairman of the Board of Southern Natural Gas Company.

                        Class III -- Term Ending in 1998

JERRY A. HOWARD

  Mr. Howard, age 53, has been a director of the Company since 1985. He is Chairman of the Board, President and Chief Executive Officer of the Company and of Alabama-Tennessee Natural Gas Company and is Chairman of the Board or President of each of the Company's other subsidiaries. Mr. Howard joined the Company as President in December 1984 and was elected to the additional positions of Chief Executive Officer of the Company and Chairman of the Board and Chief Executive Officer of Alabama-Tennessee Natural Gas Company in May 1985, President of Alabama-Tennessee Natural Gas Company in May 1986, Chairman of the Board or President of the Company's other subsidiaries at various times in the period from May 1985 to May 1994 and Chairman of the Board of the Company in January 1991.

ROGER F. STEBBING

  Mr. Stebbing, age 55, has been a director of the Company since 1992. Mr. Stebbing is President and Chief Executive Officer of Marlboro Enterprises, Inc., a company engaged in chemical plant engineering, design, construction and operation, and has served in such capacities since 1976. He is also President and Chief Executive Officer of Stebbing and Associates, Inc., an engineering consulting company, and has served in such capacities since 1986.

JOHN P. STUPP, JR.

  Mr. Stupp, age 45, has been a director of the Company since 1985. He is the Executive Vice President of Stupp Bros., Inc., a structural steel fabrication company, and has served in such capacity since December 1989. From January 1992 to August 1995, Mr. Stupp also served as President and since August 1995 he has served as Chief Executive Officer of Stupp Corporation, a division of Stupp Bros., Inc. He is a director of Maverick Tube Corporation.
- ---------------

(a) Each director also has served as a director of Alabama-Tennessee Natural Gas Company, a Company subsidiary, since first becoming a director of the Company, except that Mr. Smith began serving as a director of Alabama-Tennessee Natural Gas Company in 1975, preceding the organization of the Company in 1982.

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES

     The Company's Board of Directors held five meetings during 1995. Each director attended at least 75% of the aggregate of the number of meetings of the Board of Directors and the number of meetings of all committees on which he served held in 1995 during the time he served as a director or as a member of such committees, except Mr. Jacobson who attended 63% of all such meetings.

     The Board of Directors has three standing committees, the Executive Committee, the Compensation Committee and the Audit Committee. The Executive Committee is currently comprised of Jerry A. Howard, Hugh J. Morgan, Jr. and J. Kenneth Smith. The Compensation Committee, which is currently comprised of Emile
A. Battat, Richard O. Jacobson, Hugh J. Morgan, Jr., J. Kenneth Smith and John
P. Stupp, Jr., makes recommendations to the Board of Directors as to the remuneration of all officers of the Company and its subsidiaries and administers the AlaTenn Resources, Inc. 1990 Stock Option Plan (the "Stock Option Plan"), the AlaTenn Resources, Inc. 1994 Key Employee Stock Incentive Plan (the "Stock Incentive Plan"), the Ryder International Corporation Short Term Incentive Compensation Plan and the Ryder International Corporation Long Term Incentive Compensation Plan. The Compensation Committee met three times in 1995. The Audit Committee, the current members of which are Jerome J. McGrath, Roger F. Stebbing and John P. Stupp, Jr., has the responsibility of reviewing the Company's financial results, the scope and result of audits and internal accounting controls. The Audit Committee also recommends to the Board of Directors the appointment of the Company's independent auditors. The Audit Committee met two times in 1995.

     Alabama-Tennessee Natural Gas Company, a subsidiary of the Company, pays each director of said subsidiary who is not an employee of the Company or any of its subsidiaries a fee of $1,000 per month and $750 for each meeting of the Board of Directors of said subsidiary at which he is in attendance. Alabama-Tennessee Natural Gas Company also reimburses each non-employee director for travel and out-of-pocket expenses incurred in connection with attending such meetings. Each of the directors of the Company also serves as a director of Alabama-Tennessee Natural Gas Company.

     Alabama-Tennessee Natural Gas Company has a deferred compensation plan pursuant to which its non-employee directors may elect to defer receipt of all or a portion of their monthly fees and meeting fees. Such election may be made during certain periods of each year and the percentages specified in such election may be changed prospectively once each year. Alabama-Tennessee Natural Gas Company is to maintain certain bookkeeping accounts to which it is to credit the amount of such fees which each non-employee director has elected to defer for each year, together with interest. The balances in such accounts are payable within 30 days after the earlier of the date specified by the non-employee director and the date on which he ceases to be a non-employee director.

     Pursuant to the Company's Restricted Shares Compensation Plan for Non-Employee Directors (the "Restricted Shares Plan"), which was approved by the Board of Directors and the shareholders in 1991, the Company is to issue on July 10 of each year 400 common shares of the Company to each person who was serving as a non-employee director of the Company on the day before the immediately preceding annual meeting of shareholders and who had been elected to such position at least 11 months prior to such date. The aggregate number of common shares of the Company that may be awarded pursuant to the Restricted Shares Plan may not exceed 35,000; however, such number will be adjusted to give proper effect to any change in the common shares of the Company by reason of a recapitalization, stock split, stock dividend or other change in capitalization affecting the common shares. The Restricted Shares Plan provides that the common shares awarded to a non-employee director may not be sold, assigned, transferred, pledged or otherwise encumbered until the earliest of (i) the non-employee director's death, (ii) the non-employee director's permanent and total disability or (iii) the date which is 12 months from the date on which such common shares were issued.

                              SECURITIES OWNERSHIP

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information regarding the beneficial ownership of common shares of the Company as of March 1, 1996 by the only persons known by the Company to be the beneficial owners of more than 5% of the outstanding common shares of the Company.

                       Name and Address                           Number of Shares          Percent
                      of Beneficial Owner                        Beneficially Owned       of Class(a)
- ---------------------------------------------------------------  ------------------       -----------
Dimensional Fund Advisors Inc.(b)..............................        114,800(b)              5.3%
  1299 Ocean Avenue
  11th Floor
  Santa Monica, California 90401
T. Rowe Price Associates, Inc.(c)..............................        144,000(c)              6.6%
  100 E. Pratt Street
  Baltimore, Maryland 21202

- ---------------

(a) For purposes of this table, the percentage of class beneficially owned has been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, on the basis of 2,120,084 common shares outstanding on March 1, 1996, plus 63,650 common shares issuable pursuant to incentive stock options exercisable on March 1, 1996 or within 60 days thereafter.
(b) Based upon a Schedule 13G filed with the Securities and Exchange Commission and furnished to the Company by Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment adviser, reporting that Dimensional is deemed to have beneficial ownership of said 114,800 common shares of the Company and that all of said common shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. In said Schedule 13G, Dimensional has reported that it has sole power to vote or direct the vote of 73,600 common shares of the Company included in said 114,800 common shares listed above, that persons who are officers of Dimensional also serve as officers of DFA Investment Dimensions Group Inc. and The DFA Investment Trust Company and, in such capacity, have the power to vote or direct the vote of 41,200 common shares of the Company held by such investment companies and included in the 114,800 common shares listed above, and that Dimensional has the sole power to dispose or direct the disposition of said 114,800 common shares of the Company. Dimensional has disclaimed beneficial ownership of all such common shares.
(c) Based upon a Schedule 13G filed with the Securities and Exchange Commission and furnished to the Company by T. Rowe Price Associates, Inc. ("Price Associates") and T. Rowe Price Small Cap Value Fund, Inc. reporting that T. Rowe Price Small Cap Value Fund, Inc. has sole power to vote or direct the vote of such common shares and that Price Associates, which serves as investment adviser for T. Rowe Price Small Cap Value Fund, Inc., has sole power to dispose or direct the disposition of such common shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such common shares; however, Price Associates has expressly disclaimed beneficial ownership of all such common shares.

SECURITIES OWNERSHIP OF MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of common shares of the Company as of March 1, 1996 by (i) each of the directors of the Company, three of whom are also the nominees for election as directors at the annual meeting; (ii) the executive officers of the Company who are named in the Summary Compensation Table herein; and (iii) all directors and executive officers of the Company as a group.

                                                                 Number of Shares            Percent
                            Name                               Beneficially Owned(a)       of Class(a)
- -------------------------------------------------------------  ---------------------       -----------
Emile A. Battat..............................................          42,200                   1.9%
Jerry A. Howard..............................................          34,860(b)                1.6%
Richard O. Jacobson..........................................          55,000                   2.5%
Jerome J. McGrath............................................           2,200                     *
John H. P. Maley.............................................               0                     *
Hugh J. Morgan, Jr...........................................          23,000                   1.1%
J. Kenneth Smith.............................................           2,480(c)                  *
Roger F. Stebbing............................................           1,200                     *
John P. Stupp, Jr............................................          92,720(d)                4.2%
George G. Petty..............................................          13,350(e)                  *
Jeffery Strickland...........................................           8,662(f)                  *
Dick Rabenau.................................................           2,000                     *
Gus Magrini..................................................           6,500(g)                  *
All directors and executive officers as a group..............         284,172(h)               13.0%

- ------------------

  * Less than 1% of class outstanding
(a) The above information is based upon information furnished by the persons listed. For purposes of this table, the percentage of class beneficially owned has been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, on the basis of 2,120,084 common shares outstanding on March 1, 1996, plus 63,650 common shares issuable pursuant to incentive stock options exercisable on March 1, 1996 or within 60 days thereafter. Except as otherwise indicated in the notes to this table, beneficial ownership includes sole voting and investment power.
(b) Includes 1,934 shares held in Mr. Howard's account under the Alabama-Tennessee Natural Gas Company Thrift Plan and 20,900 shares issuable to Mr. Howard pursuant to incentive stock options exercisable on March 1, 1996 or within 60 days thereafter.
(c) Includes 420 shares held under usufruct as to which Mr. Smith has voting power but no dispositive power.
(d) Includes 90,000 shares held by Stupp Bros., Inc. as to which shares Mr. Stupp shares voting power and investment power as a director and executive officer of, and as a voting trustee of a voting trust which owns 100% of the stock of, Stupp Bros., Inc.
(e) Includes 4,150 shares held jointly by Mr. Petty and his wife, and 9,200 shares issuable to Mr. Petty pursuant to incentive stock options exercisable on March 1, 1996 or within 60 days thereafter.
(f) Includes 8,500 shares issuable to Mr. Strickland pursuant to incentive stock options exercisable on March 1, 1996 or within 60 days thereafter.
(g) Consists of 6,500 shares issuable to Mr. Magrini pursuant to incentive stock options exercisable on March 1, 1996 or within 60 days thereafter.
(h) See notes (b)-(g) above.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file initial reports of ownership and reports of changes of ownership of the Company's common shares with the Securities and Exchange Commission. Executive officers and directors are required to furnish the Company with copies of Section 16(a) forms that they file. Based upon a review of these filings and written representations from the Company's directors and executive officers regarding the filing of such reports, the Company believes that its directors and executive officers complied with all applicable Section 16(a) filing requirements during 1995.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning the annual and long-term compensation for services in all capacities to the Company and its subsidiaries for the years ended December 31, 1995, 1994 and 1993 of those persons during 1995 who were (i) the Chief Executive Officer of the Company and
(ii) the other executive officers of the Company whose salary and bonus for the year ended December 31, 1995 exceeded $100,000 (such officers are referred to herein as the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                    Long-Term
                                                                                  Compensation
                                                                            -------------------------
                                                                                     Awards
                                             Annual Compensation            -------------------------
                                     ------------------------------------   Restricted     Securities
          Name and                                         Other Annual       Stock        Underlying    All Other
     Principal Position       Year    Salary     Bonus    Compensation(1)     Awards       Options(2)   Compensation
- ----------------------------  ----   --------   -------   ---------------   ----------     ----------   ------------
Jerry A. Howard.............  1995   $400,000   $74,400       $    --        $      0         6,000       $ 34,707(3)
  Chairman of the Board,      1994    394,375    16,000            --          17,500(2)     10,200         34,066
  President and Chief         1993    379,375    15,400            --               0         7,500         32,751
  Executive Officer
George G. Petty.............  1995    144,500     5,840            --               0         3,000         12,778(3)
  Vice President -- Finance,  1994    140,500     5,680            --               0         3,600         12,440
  Chief Financial Officer     1993    135,375     5,520            --               0         3,000         11,988
  and Secretary-Treasurer
Jeffery Strickland..........  1995     90,000    10,170            --               0         1,800          8,092(3)
  Vice President --           1994     85,500     3,600            --               0         4,500          7,654
  Corporate Development       1993     75,000     3,120            --               0         3,000          6,829
Dick Rabenau(4).............  1995    122,185    53,874        19,936(5)            0         6,000          6,748(3)
  President -- Ryder          1994     84,373    14,400            --               0             0          2,756
  International Corporation   1993         --        --            --              --            --             --
Gus Magrini.................  1995     91,875     8,720            --               0         3,000          8,355(3)
  President -- AlaTenn        1994     88,500     3,600            --               0         3,000          8,003
  Energy Marketing Company,   1993     84,500     3,440            --               0         3,000          7,653
  Inc.

- ---------------

(1) Excludes perquisites and other benefits, unless the aggregate amount of such compensation is at least the lesser of $50,000 or 10% of the total annual salary and bonus reported for the Named Executive Officer.
(2) The restricted stock award in the table represents an award granted under the Stock Incentive Plan, and the dollar amount thereof is the fair market value of the award on the date of grant, based upon the closing price of the Company's common shares, as reported by the Nasdaq Stock Market, on such date. As of December 31, 1995, Mr. Howard held 1,000 restricted shares with an aggregate value of $21,250, based upon the closing price of the Company's common shares, as reported by the Nasdaq Stock Market on such date. Options granted during 1995 and 1994 represent incentive stock options granted under the Stock Incentive Plan. Options granted prior to 1994 represent incentive stock options granted under the Stock Option Plan.
(3) Includes the following paid by the Company or one or more of its subsidiaries: (i) matching contributions to the Alabama-Tennessee Natural Gas Company Thrift Plan (Mr. Howard, $9,240; Mr. Petty, $8,670; Mr. Strickland, $5,400; Mr. Rabenau, $6,150; and Mr. Magrini, $5,513); (ii) payment of life insurance premiums (Mr. Howard, $10,707; Mr. Petty, $4,108; Mr. Strickland, $2,692; Mr. Rabenau, $598; and Mr. Magrini, $2,842); and
     (iii) with respect to Mr. Howard, a contribution to the Alabama-Tennessee Natural Gas Company Supplemental Executive Thrift Plan in the amount of $14,760.
(4) The Company acquired the business of Ryder International Corporation in April 1994. Accordingly, Mr. Rabenau was not an executive officer of the Company at any time prior to April 1994 and, in accordance with the revised rules on executive compensation disclosure adopted by the Securities and Exchange Commission, information for 1993 is not included for Mr. Rabenau.
(5) Comprised of country club membership fee and dues, and reimbursement for federal income tax liability resulting from income associated therewith, aggregating $10,936 and automobile allowance of $9,000.

                             OPTION GRANTS IN 1995

                                                    Individual Grants
                                    -------------------------------------------------        Potential
                                                 Percentage                             Realizable Value At
                                                  of Total                                 Assumed Annual
                                      No. of       Options                              Rates of Stock Price
                                    Securities   Granted to                                 Appreciation
                                    Underlying    Employees    Exercise                  for Option Term(2)
                                     Options      in Fiscal      Price     Expiration   --------------------
               Name                 Granted(1)      Year       Per Share      Date        5%          10%
- ----------------------------------  ----------   -----------   ---------   ----------   -------     --------
Jerry A. Howard...................     6,000          14%       $ 18.00      5/01/05    $67,921     $172,120
George G. Petty...................     3,000           7%         18.00      5/01/05     33,961       86,060
Jeffery Strickland................     1,800           4%         18.00      5/01/05     20,376       51,636
Dick Rabenau......................     6,000          14%         18.00      5/01/05     67,921      172,120
Gus Magrini.......................     3,000           7%         18.00      5/01/05     33,961       86,060

- ---------------

(1) All options granted in 1995 are "incentive stock options" pursuant to the Stock Incentive Plan and the applicable provisions of the Internal Revenue Code. The exercise price of the options granted is equal to the fair market value of the common shares on the date of grant, which was May 1, 1995. Options are exercisable in whole or in part during each relevant time period, with one-third exercisable one year after grant, an additional one-third three years after grant and the remaining one-third five years after grant. The options granted under the Stock Incentive Plan are not transferable by the optionee except by will or by the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee, only by the optionee or, in the event of disability, by the optionee's guardian or representative. All options terminate three months after the optionee's termination of employment except in case of disability, in which case the options terminate one year after termination of employment. The number of options granted, the term thereof and the manner in which options are to be exercised are determined by the Compensation Committee.
(2) Potential realizable value is based upon the assumption that the market price of the common shares of the Company will appreciate at the compounded annual rate shown from the date of grant until the end of the option term. The dollar amounts in the foregoing table have been calculated based upon the requirements in the revised rules on executive compensation disclosure adopted by the Securities and Exchange Commission and do not reflect the Company's estimate of future growth in the price of the Company's common shares.

         AGGREGATED OPTION EXERCISES IN 1995 AND YEAR-END OPTION VALUES

                                                              Number of Securities          Value of Unexercised
                                                             Underlying Unexercised             In-the-Money
                                    Shares                     Options at Year End         Options at Year End(1)
                                  Acquired on    Value     ---------------------------   ---------------------------
              Name                 Exercise     Realized   Exercisable   Unexercisable   Exercisable   Unexercisable
- --------------------------------  -----------   --------   -----------   -------------   -----------   -------------
Jerry A. Howard.................       0           $0         20,900         17,800        $82,750        $45,000
George G. Petty.................       0            0          9,200          7,400         38,875         18,750
Jeffery Strickland..............       0            0          8,500          6,800         33,625         17,100
Dick Rabenau....................       0            0              0          6,000              0         19,500
Gus Magrini.....................       0            0          6,500          7,000         24,313         17,250

- ---------------

(1) Such value is equal to the product of (i) the closing price of the common shares of the Company on December 31, 1995 ($21.25 per share) less the exercise price and (ii) the number of shares subject to the in-the-money option.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

     The following table sets forth certain information respecting each Named Executive Officer who received awards in 1995 under the Ryder International Corporation Long Term Incentive Compensation Plan (the "Ryder Long Term Plan"):

                                            Number of      Performance       Estimated Future Payouts
                                             Shares,        or Other       Under Non-Stock Price-Based
                                              Units       Period Until               Plans(2)
                                             or Other      Maturation     ------------------------------
                  Name                      Rights(1)       or Payout     Threshold   Target    Maximum
- -----------------------------------------  ------------   -------------   ---------   -------   --------
Jerry A. Howard..........................      --          1995 -- 1997    $40,000    $80,000   $160,000
Jeffery Strickland.......................      --          1995 -- 1997      4,500      9,000     18,000
Dick Rabenau.............................      --          1995 -- 1997     36,900     73,800    147,600

- ---------------

(1) Awards consist of the designation of percentages of annual base salary in effect at the beginning of a three-year performance period which is to be paid at the end of such performance period to each participant if the financial performance goals are met or exceeded. At the beginning of each three-year performance period, the Compensation Committee designates the key employees of Ryder International Corporation, the Company or other Company subsidiaries who are to participate, sets the percentage of annual base salary then in effect to be paid for each participant, the performance criteria and the threshold, target and maximum performance levels. The financial performance goals which were specified in 1995 are based upon Ryder International Corporation's cumulative earnings for the performance period, before overhead allocations, interest, bonus accruals and income taxes.
(2) There is no assurance that Ryder International Corporation will achieve results that will result in payments being made under the Ryder Long Term Plan for any performance period. No payout occurs unless the threshold performance goal is met or exceeded.

RETIREMENT PLANS

     The Company's subsidiary, Alabama-Tennessee Natural Gas Company, maintains a non-contributory pension plan (the "Pension Plan") that applies to all its employees and the employees of Ryder International Corporation, another Company subsidiary, including officers, meeting certain age and service requirements. The Pension Plan provides benefits for retirement at age 65, for early retirement and for disability retirement, and provides for death benefits under certain circumstances. Any employee can qualify to become a participant in the Pension Plan by completing one year of employment in which he has 1,000 or more hours of service. Under the Pension Plan, an employee of Alabama-Tennessee Natural Gas Company who retires at age 65, which is the normal retirement age provided in the Pension Plan, will be eligible to receive a monthly benefit payable throughout his lifetime in an amount based on such employee's compensation for the preceding five years and years of credited service. An employee of Ryder International Corporation will be entitled to receive a monthly benefit equal to the product of $10 and his years of credited service. The benefits payable under the Pension Plan are not subject to Social Security or other offset. Alabama-Tennessee Natural Gas Company also has a supplemental non-contributory pension plan (the "Supplemental Executive Retirement Plan") for its eligible employees, including officers. The Supplemental Executive Retirement Plan provides for benefit payments in addition to those payable under the Pension Plan and is intended to provide benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits.

     The following table illustrates the estimated maximum annual benefits payable to employees of Alabama-Tennessee Natural Gas Company under the Pension Plan and the Supplemental Executive Retirement Plan under the life annuity option, assuming retirement in 1995 at age 65, and without considering any additional benefits for years of credited service in excess of 30.

                               PENSION PLAN TABLE

   Final
  Average                                    Years of Service
   Annual        ------------------------------------------------------------------------
Compensation        5           10           15           20           25           30
- ------------     -------     --------     --------     --------     --------     --------
  $100,000       $ 9,248     $ 18,497     $ 27,745     $ 36,993     $ 46,242     $ 55,490
   150,000        14,248       28,497       42,745       56,993       71,242       85,490
   200,000        19,248       38,497       57,745       76,993       96,242      115,490
   250,000        24,248       48,497       72,745       96,993      121,242      145,490
   300,000        29,248       58,497       87,745      116,993      146,242      175,490
   350,000        34,248       68,497      102,745      136,993      171,242      205,490
   400,000        39,248       78,497      117,745      156,993      196,242      235,490
   450,000        44,248       88,497      132,745      176,993      221,242      265,490
   500,000        49,248       98,497      147,745      196,993      246,242      295,490
   550,000        54,248      108,497      162,745      216,993      271,242      325,490
   600,000        59,248      118,497      177,745      236,993      296,242      355,490

     The compensation used to calculate the retirement benefits under the Pension Plan and the Supplemental Executive Retirement Plan is to be determined on the basis of salary and bonus as shown in the Summary Compensation Table. As of December 31, 1995, Messrs. Howard, Petty, Strickland and Magrini had 11 1/12 years, 8 11/12 years, 12 1/4 years and 8 1/12 years, respectively, of credited service. Mr. Rabenau, who is an employee of Ryder International Corporation, had 1 2/3 years of credited service at December 31, 1995. Assuming retirement at age 65, the benefits payable to Mr. Rabenau under the Pension Plan are estimated to be approximately $130 per month.

SEVERANCE COMPENSATION AGREEMENTS

     The Company is a party to agreements with Messrs. Howard and Petty which are intended to encourage each such officer to continue to carry out his duties with the Company in the event of a potential change in control of the Company. The agreements provide that if, following a change in control of the Company (as defined in the agreements), the officer's employment with the Company is terminated either by the Company for other than cause or permanent disability or by such officer for good reason (as defined in the agreements), then the officer will receive (a) a lump sum payment equal to three times the greater of (i) the highest annual salary plus bonus paid by the Company to the officer in the five fiscal years of the Company preceding the year in which the termination of employment occurs and (ii) the officer's "annualized includable compensation" as defined in the Internal Revenue Code, (b) certain other payments respecting, among other things, the Company's retirement plans and relocation costs or losses and (c) various welfare benefits for a specified period of time after termination of employment. The Internal Revenue Code imposes certain excise taxes on the recipient of, and limits the deductibility of, certain compensatory payments made by a corporation to or for the benefit of certain individuals if such payments are contingent upon a change in ownership of a substantial portion of the assets, or a change in control, of such corporation. The agreements limit the compensation payments thereunder to amounts which can be paid by the Company without such adverse tax consequences. The agreements also provide that, while the officer is employed by the Company for a period up to four years following the change in control, such officer is to continue to receive (i) annual compensation in an amount not less than the officer's annual fixed or base salary as in effect immediately prior to the change in control, (ii) an annual amount not less than the aggregate annual bonus or incentive pay made to the officer for the calendar year preceding the year in which the change in control occurs, and (iii) full participation in all employee retirement income and welfare benefit policies and programs of the Company.

     The Supplemental Executive Retirement Plan and the Alabama-Tennessee Natural Gas Company Supplemental Executive Thrift Plan provide that upon a change in control of the Company, participants therein whose employment terminates may elect to receive immediately their benefits thereunder and account balances therein, respectively. Under the Stock Option Plan and the Stock Incentive Plan, in the event of a change in control of the Company all outstanding options are to become fully exercisable and all restricted shares are to become fully vested, and the value of the outstanding options and restricted shares is to be cashed out, unless otherwise determined by the Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Compensation Committee, all the members of which are non-employee directors of the Company. This program is designed to attract, retain and motivate management and includes compensation that is tied to enhanced shareholder value. The Compensation Committee is responsible for recommendations for base salaries, salary increases and bonuses and for the administration of the Company's incentive programs.

  Compensation Policies

     Several years ago, the Compensation Committee conducted a comprehensive review of the Company's executive officers compensation program and concluded that base salary and stock option awards would be the principal components of compensation for the Company's executive officers. The Compensation Committee concluded, however, that it would continue to review other forms of executive compensation, and, in 1994, restricted stock awards were added as a form of executive compensation to be utilized in appropriate situations. In 1995, on the recommendation of the Compensation Committee, a program (which is outlined below) was adopted which provides for the payment of annual and three year incentive compensation tied to the performance of Ryder International Corporation and which in 1995 covered certain key employees of Ryder International Corporation and two executive officers of the Company who devote substantial amounts of time to the operations of Ryder International Corporation.

     Base salaries of the Company's executive officers are reviewed annually and adjustments made on the basis of the Company's performance as measured by certain financial and non-financial criteria, various survey information respecting compensation of executive officers, compensation levels for executive officers in a broad range of companies in the energy and utilities industries (which range is broader than the group of companies included in the Edward D. Jones Diversified Natural Gas Index used in comparing cumulative shareholder return), cost-of-living information and individual performance of the particular executive officer. The Compensation Committee has not assigned relative weights or values to any of such criteria. With respect to all executive officers other than Mr. Howard, the Compensation Committee takes into consideration a review of individual performance provided by Mr. Howard and recommendations regarding adjustments of compensation provided by him. With respect to the financial performance of the Company, the Compensation Committee takes into consideration the Company's operating income, net income (both inclusive and exclusive of one-time items), return on invested capital and total shareholder return, both compared to the Edward D. Jones Diversified Natural Gas Index and on a stand-alone basis. The Compensation Committee has also concluded that in evaluating the Company's performance it will give consideration to certain non-financial criteria including customer relations, safety record, corporate citizenship and environmental awareness. A new executive's base salary is determined on the basis of the responsibilities of the position, the experience of the new executive and the competitive marketplace for management talent. The Compensation Committee has also acknowledged that, in fixing base salaries and adjustments, consideration is to be given to the cost of living in northern Alabama as compared to the cost of living in larger population areas. With the addition of Ryder International Corporation's business in the medical and health care products field, the Ryder International Corporation Short Term Incentive Compensation Plan (the "Ryder Short Term Plan") and the Ryder International Corporation Long Term Incentive Compensation Plan (the "Ryder Long Term Plan") (collectively, the "Ryder Plans") have been adopted, on the recommendation of the Compensation Committee, in order to tie a significant amount of compensation of certain key employees of Ryder International Corporation, of the Company or of other Company subsidiaries, including executive officers of the Company, who devote substantial time to the business of Ryder International Corporation to the attainment of certain annual and three-year financial goals for Ryder International Corporation. The Compensation Committee believes that the Ryder Plans provide incentives for those key employees who are in a position to impact directly the performance of Ryder International Corporation to maximize the growth and financial performance of that unit. Under the Ryder Plans, the Compensation Committee designates the persons who are to participate, sets annual and three-year financial performance levels and sets the cash bonuses, as a percentage of base salary, to be paid to each participant if the financial performance goals are met or exceeded.

     Stock options and restricted stock awards are also designed to motivate executives to improve the long term performance of the Company's common shares in the market, to encourage them to achieve superior results over the long term and to align executive officer and shareholder interests. Decisions respecting the restricted stock awards are made on the basis of the criteria referred to above, and decisions respecting the grant of stock options are made using the same criteria as well as the number of unexercised options held by key employees. The Compensation Committee has also concluded that, where appropriate, it will stagger the exercise dates for options and the restriction period for restricted stock over a period of time so that the key employee receiving stock option or restricted stock awards will be rewarded only if he remains with the Company for an extended period and in order to emphasize the significance of the Company's long term performance.

  Compensation of Chief Executive Officer

     In reaching its decisions respecting Mr. Howard's cash compensation in 1995 and stock option awards, the Compensation Committee reviewed Mr. Howard's base salary, bonuses and stock option and restricted stock awards in 1991, 1992, 1993 and 1994, the changes in such compensation made during such period and certain of the factors considered by the Company when those changes in compensation were made. Additionally, the Compensation Committee took into consideration the Company's performance measured by the Company's operating income, net income (both inclusive and exclusive of one-time items), return on invested capital and total shareholder return, both compared to the Edward D. Jones Diversified Natural Gas Index and on a stand-alone basis, but did not assign relative weights or values to any of such criteria in assessing the Company's performance. The Compensation Committee noted that operating income in 1994 was up 14.7% from 1993, net income including one-time items was down 36.0% from 1993, net income excluding one-time items was up 5.4%, return on invested capital in 1994 was 17.61% and total shareholder return in 1994 was a negative 13.26% as compared to total shareholder return of negative 13.13% reflected by the Edward D. Jones Diversified Natural Gas Index. In addition, the Compensation Committee considered surveys of executive officer compensation, information respecting the compensation levels for chief executive officers in the energy and utilities industries, Mr. Howard's individual performance and the number of unexercised stock options held by Mr. Howard. In reaching its conclusions respecting Mr. Howard's base salary and stock incentive awards, the Compensation Committee concluded that the criteria reviewed by it reflected that overall the Company had achieved a strong financial and nonfinancial performance in 1994 and noted Mr. Howard's leadership, including the leadership provided by him in the acquisition of Ryder International Corporation's business, and his ability to attract, manage and retain highly-qualified executive officers for the Company and its subsidiaries. While acknowledging such performance and leadership, the Compensation Committee concluded that Mr. Howard's base salary should not be changed in light of his participation in the Ryder Plans. In 1995, the Compensation Committee set annual and three-year target bonuses for Mr. Howard under the Ryder Plans as a percentage of base salary and it specified Ryder International Corporation's earnings, or cumulative earnings in the case of the Ryder Long Term Plan, before overhead allocations, interest, bonus accruals and income taxes as the financial performance criterion. For 1995, the Compensation Committee determined that Mr. Howard would receive a cash bonus under the Ryder Short Term Plan equal to 20%, 10% or 5% of his 1995 base salary if the maximum, target or threshold performance level, respectively, under the Ryder Short Term Plan was met or exceeded. A part of the bonus paid to Mr. Howard for 1995 as set forth in the Summary Compensation Table was earned under the Ryder Short Term Plan. In 1995, the Compensation Committee determined that Mr. Howard will receive a cash bonus under the Ryder Long Term Plan equal to 40%, 20% or 10% of his 1995 base salary if the maximum, target or threshold performance level, respectively, for the three year period 1995-1997 is met or exceeded.

     In further recognition of the Company's performance, reflected by the criteria discussed above, and Mr. Howard's individual performance and to further align Mr. Howard's interests with those of the Company's other shareholders, the Compensation Committee awarded Mr. Howard options to purchase 6,000 common shares exercisable in equal amounts after one, three and five years. In taking such action, the Compensation Committee concluded that by deferring the dates on which the options could first be exercised, additional emphasis would be placed on Mr. Howard remaining with the Company and on the Company's long-term performance and the long-term performance of the Company's common shares in the market. Mr. Howard, like all other employees of Alabama-Tennessee Natural Gas Company, was also awarded a bonus in December 1995 equal to 4% of base salary which, together with the bonus paid under the Ryder Short Term Plan, is reflected in the Summary Compensation Table. The Compensation Committee recommended this award in light of the general practice of the Company to award bonuses equal to such percent of base salary to all employees of Alabama-Tennessee Natural Gas Company in December of each year and in light of the Company's financial performance for the first nine months of 1995.

                     MEMBERS OF THE COMPENSATION COMMITTEE

                Emile A. Battat                         J. Kenneth Smith
                Richard O. Jacobson                     John P. Stupp, Jr.
                Hugh J. Morgan, Jr.

PERFORMANCE OF COMMON SHARES

     The following graph compares the cumulative total return on investment (the change in year-end stock price plus reinvestment of dividends), for each of the last five fiscal years, assuming that $100 was invested on December 31, 1990 in each of (i) the Company, (ii) a group of stocks consisting of all companies whose stocks are included in the S&P 500 Composite Index and (iii) a group of stocks consisting of 23 diversified natural gas companies in the Edward D. Jones Diversified Natural Gas Index. The companies included in such industry index are, in addition to the Company, the following: Chesapeake Utilities Corp.; The Columbia Gas System, Inc.; Consolidated Natural Gas Co.; Eastern Enterprises; Energen Corp.; Enserch Corp.; Equitable Resources, Inc.; K N Energy, Inc.; National Fuel Gas Co.; National Gas & Oil Co.; Noram Energy Corp.; Oneok, Inc.; Pacific Enterprises; Pennsylvania Enterprises, Inc.; Questar Corp.; South Jersey Industries, Inc.; Southwest Gas Corp.; Southwestern Energy Co.; UGI Corp.; Valley Resources, Inc.; Washington Energy Co.; and Wicor, Inc.

                                   [GRAPH]

                                                                   Edward D.
                                                                     Jones
                                                                  Diversified
      Measurement Period             AlaTenn                      Natural Gas
    (Fiscal Year Covered)           Resources         S&P 500        Index
          1990                       100.00           100.00         100.00
          1991                       119.00           130.00          86.00
          1992                       181.00           140.00          91.00
          1993                       170.00           154.00         104.00
          1994                       147.00           156.00          90.00
          1995                       201.00           215.00         123.00

                     PROPOSAL TO CHANGE THE COMPANY'S NAME

     The Board of Directors has unanimously approved and recommended that the shareholders adopt the following amendment to the Company's Articles of Incorporation which would change the Company's name from "AlaTenn Resources, Inc." to "ATRION Corporation":

          "Article I of the Company's Articles of Incorporation, as amended, is hereby amended to read as follows:

           I. The name of the Corporation is ATRION Corporation."

     When formed in 1982, the Company, through its subsidiaries, was engaged in the transportation, sale and distribution of natural gas in the Tennessee Valley and in oil and gas exploration. Over the years, the Company's operations have changed significantly. Through its acquisition of the business of Ryder International Corporation in 1994 and product acquisitions in the medical and health care products field, the Company has expanded beyond pipeline and energy services in order to take advantage of new growth opportunities and to respond to the challenge of operating in an increasingly competitive energy environment. The Company currently plans to continue its movement into the medical and health care products field and related business areas as opportunities arise. The variety of activities in which the Company is now engaged and intends to engage in the future are not fully encompassed within the name "AlaTenn Resources, Inc." Accordingly, the Company believes that the proposed new "ATRION Corporation" corporate name will more accurately reflect the broader spectrum of services provided and to be provided through such operations and will permit the Company's operating subsidiaries to become publicly identified as a part of a single, diversified holding company. The Company will, however, continue to use the name "Alabama-Tennessee Natural Gas Company" for its interstate natural gas pipeline operations.

     Adoption of the proposed amendment requires the affirmative vote of a majority of the votes cast by the holders of the common shares entitled to vote on the proposed amendment at the meeting, provided that a quorum is present when the vote is taken. Abstentions and broker non-votes will have no impact on the outcome of the vote.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE PROPOSED AMENDMENT.

                    RATIFICATION OF APPOINTMENT OF AUDITORS

     Subject to shareholder ratification, the Board of Directors, upon recommendation of the Audit Committee, has appointed the firm of Arthur Andersen LLP as independent accountants to audit the financial statements of the Company for the year 1996. Arthur Andersen LLP has audited the Company's financial statements for many years. A representative of Arthur Andersen LLP will attend the annual meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions. The proposal to ratify the appointment of auditors must receive the approval of a majority of the votes cast by the holders of the common shares entitled to vote on such proposal, provided that a quorum is present when the vote is taken. Abstentions and broker non-votes will have no impact on the outcome of the vote. If the shareholders do not ratify the appointment of Arthur Andersen LLP, the selection of independent auditors will be reconsidered by the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTANTS TO AUDIT THE FINANCIAL STATEMENTS OF THE COMPANY FOR THE YEAR 1996.

SHAREHOLDER PROPOSALS

  Shareholder Proposals in the Company's Proxy Statement

     In order for proposals by shareholders to be considered for inclusion in the Company's proxy material relating to the 1997 annual meeting of shareholders, such proposals must be received by the Company on or before December 2, 1996.

  Shareholder Proposals to be Presented at Meetings

     The Company's Bylaws provide that a shareholder who desires to propose any business at a meeting of shareholders must give the Company written notice, which must be received by the Company not later than ten days following the date on which the Company first gives written or printed notice to shareholders of such meeting, or, if the meeting is adjourned and the Company is required by Alabama law to give notice of the adjourned meeting date, within five days after the date on which the Company first gives written or printed notice to shareholders of such adjourned meeting, setting forth (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (b) the name and address of the shareholder who intends to propose such business; (c) a representation that the shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to propose such business; and (d) any material interest of the shareholder in such business. The Chairman of the meeting may refuse to transact any business presented at any meeting without compliance with the foregoing procedure. The ten-day period referred to above will expire ten days after the date on which the accompanying notice of annual meeting of shareholders is first mailed to shareholders of the Company.

  Shareholder Nominations for Directors

     The Company's Bylaws provide that a shareholder who desires to nominate directors at a meeting of shareholders must give the Company written notice, which must be received by the Company not later than ten days following the date on which the Company first gives written or printed notice to shareholders of such meeting, or, if the meeting is adjourned and the Company is required by Alabama law to give notice of the adjourned meeting date, within five days after the date on which the Company first gives written or printed notice to shareholders of such adjourned meeting, setting forth (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person if a shareholder has failed to comply with the foregoing procedure. The ten-day period referred to above will expire ten days after the date on which the accompanying notice of annual meeting of shareholders is first mailed to shareholders of the Company.

                                 OTHER BUSINESS

     The Board of Directors does not intend to bring any business before the meeting other than that stated herein and is not aware of any other matters that may be presented for action at the meeting. However, if any other matters should properly come before the meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.

                                          By Order of the Board of Directors


                                          George G. Petty
                                          Vice President -- Finance, Chief
                                            Financial Officer and
                                            Secretary-Treasurer

April 1, 1996

                                                                       EXHIBIT A


                                   ALATENN RESOURCES, INC.                 PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby appoints Richard
O. Jacobson, Jerome J. McGrath and Roger F. Stebbing, or any of them, proxies of the undersigned, with full power of substitution, to represent and to vote all common shares of AlaTenn Resources, Inc. which the undersigned would be entitled to vote at the annual meeting of shareholders of AlaTenn Resources, Inc., to be held at the offices of the Company, 100 East Second Street, Sheffield, Alabama, on Monday, May 6, 1996 at 10:00 a.m., Central Time, and at any adjournment or postponement thereof, in the following manner:

1. ELECTION OF DIRECTORS.

/ / FOR all nominees listed below (except as                   / / AUTHORITY WITHHELD to vote for all
  otherwise listed below)                                        nominees

             Emile A. Battat, John H. P. Maley and J. Kenneth Smith

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, WRITE THAT NOMINEE'S NAME IN THE
                             SPACE PROVIDED BELOW.

- --------------------------------------------------------------------------------

2. PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION.

  / / FOR            / / AGAINST            / / ABSTAIN

                   (Continued and to be signed on other side)






                          (Continued from other side)

3. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY.

  / / FOR            / / AGAINST            / / ABSTAIN

4. IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3. IF THIS PROXY IS PROPERLY SIGNED AND RETURNED, THE SHARES REPRESENTED WILL BE VOTED FOR ITEMS 1, 2 AND 3 UNLESS YOU OTHERWISE SPECIFY HEREIN.

                                                 DATED:                  , 1996
                                                       ------------------

                                                 -------------------------------
                                                 SIGNATURE

                                                 -------------------------------
                                                 SIGNATURE

                                                 Please sign this proxy exactly
                                                 as your name appears hereon.
                                                 When signing as executor,
                                                 administrator, trustee,
                                                 corporate officer, etc., please
                                                 give full title. In case of
                                                 joint owners, each joint owner
                                                 should sign.

          Please Date, Sign and Return TODAY in the Enclosed Envelope.
              No Postage Required if Mailed in the United States.